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                                                                    EXHIBIT 10.1
                           ORLEANS HOMEBUILDERS, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                       (EFFECTIVE AS OF SEPTEMBER 1, 2005)

SECTION 1 - STATEMENT OF PURPOSE

This Supplemental Executive Retirement Plan is designed and implemented for the purpose of providing to a limited group of key management or highly compensated employees of Orleans Homebuilders, Inc. ("the Company") who are largely responsible for the Company's success the opportunity to receive supplemental executive retirement benefits, thereby increasing the incentive of such key employees to remain in the employ of the Company and to make the Company more profitable. Special payments shall be made to Participants upon retirement or death and are intended to provide Participants with additional financial security.

It is the Company's intention:

1. That the Plan and all elections, deferrals, rights and features, notwithstanding any written terms or provisions to the contrary, be operated in good faith compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"); and

2. That on or before December 31, 2006, or at such other time or times, the Plan will be amended or amended and restated retroactively, as provided in Internal Revenue Service Notice 2005-1 ("Notice 2005-1"), or pursuant to other guidance as may be issued by the IRS and/or the Treasury Department, if necessary in order that the Plan be in compliance with Section 409A.

3. For purposes of the Plan, all references to Code Section 409A shall be deemed to include any applicable regulations issued by the IRS and/or the Treasury Department (including proposed, temporary and/or final regulations) and any guidance that may be issued by the IRS and/or the Treasury Department interpreting such Code Section from time to time.

SECTION 2 - DEFINITIONS
2.1 "Accrued Benefit" means a Participant's normal retirement benefit, as described in Section 5.1 hereof, multiplied by a fraction, the numerator of which is the Participant's total number of Years of Service with the Company at the time of determination, and the denominator of which is the aggregate number of Years of Service with the Company the Participant would have accumulated at his or her Normal Retirement Date.

2.2 "Actual Gross Investment Return" means the actual investment return on assets used by the Company to informally fund the Plan, without reduction for cost of insurance, separate account fees and charges, or mortality and expense charges, and including mortality gains not distributed as survivor benefits to Participants or their beneficiaries.

2.3 "Actuarial Equivalent" means, with respect to a given benefit, any other benefit provided under the terms of the Plan which has the same present or equivalent value on the date the given benefit payment commences, as determined by the Company using reasonable actuarial assumptions.
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2.4 "Adjusted Target Retirement Benefit" means the Target Retirement Benefit adjusted each year pursuant to Section 5.1 and which represents the actual retirement benefit to be paid a Participant.

2.5 "Administrator" means the Committee, or such other person(s) or entity that may be designated by the Board pursuant to Section 3.1 to administer the Plan on behalf of the Company.

2.6 "Beneficiary" means any person or persons designated by a Participant in writing on a form satisfactory to the Company. In the absence of any living designated beneficiary, a deceased Participant's Beneficiary shall be the deceased Participant's then living spouse, if any, for his or her life; if none, or from and after such spouse's death, then the living children of the deceased Participant, if any, in equal shares, for their joint and survivor lives; and if none, or after their respective joint and survivor lives, the estate of the deceased Participant.

2.7 "Board" means the Board of Directors of the Company, or any committee of such Board that is authorized to oversee, administer and amend the Plan. Any reference herein to the "Committee" shall be deemed to be a reference to the Board, or to such administrative committee as may be established by the Board to administer the Plan in its stead.

2.8      "Change of Control" means the first to occur of the following dates:

         (a) the date the stockholders of the Company (or the Board, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated; or

         (b) the date the stockholders of the Company (or the Board, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company; or

         (c) the date the stockholders of the Company (or the Board, if stockholder action is not required) and the stockholders or equity holders of the other constituent corporation limited liability company, partnership or other business entity (or its board of directors or other governing body or person if equity holder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other entity, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's Common Stock immediately prior to the merger or consolidation will have at least a majority of the voting power of the surviving entity's equity securities immediately after the merger or consolidation, which voting securities are to be held in the same proportion as such holders' ownership of Common Stock of the Company immediately before the merger or consolidation; or

         (d) the date any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (B) Jeffrey P. Orleans or family members of Jeffrey P. Orleans (all such persons being referred to as "Orleans Family Members"), (C) any entity a majority of the equity in which is owned by Orleans Family Members), or (D) any trust as to which a majority of the beneficiaries are Orleans Family Members), shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of the Company's Common Stock.

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2.9 "Company" means Orleans Homebuilders, Inc., a Delaware corporation, and, as applicable, any subsidiary or affiliate of Orleans Homebuilders, Inc., to the extent any employee of such subsidiary or affiliate has been designated as participating in this Plan.

2.10 "Disability" means a situation where a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company. The Disability of a Participant shall be determined by a licensed physician selected by the Company.

2.11 "Early Retirement Date" means the date on which a Participant attains age 55, with at least five (5) years of Participation in the Plan.

2.12 "Effective Date" means September 1, 2005.

2.13 "Employee" means an employee of the Company.

2.14 "Employer" means the Company and any successors that shall maintain this Plan. The Employer is a corporation, with principal offices in the Commonwealth of Pennsylvania.

2.15 "High Average Recognized Compensation" means the average of the Employee's highest five consecutive years' Recognized Compensation.

2.16 "Normal Retirement Date" means the date on which a Participant attains age 65 with at least five (5) years of Participation in the Plan.

2.17 "Participant" means an Employee selected by the Board for participation in the Plan in accordance with Section 4 hereof, and who has not for any reason become ineligible to participate further in this Plan. An individual shall be deemed to continue as a Participant until all benefits payable to the Participant under this Plan have been distributed.

2.18 "Plan" means the Orleans Homebuilders, Inc. Supplemental Executive Retirement Plan as contained in this document, including all amendments thereto.

2.19 "Plan Participation Agreement" means a written agreement between a Participant and the Company in substantially the form attached hereto as Exhibit A.

2.20 "Plan Year" means, in general, the twelve month period commencing on January 1 of each year and ending the following December 31; provided, however, that the initial Plan Year shall be the short period commencing on September 1, 2005 and ending December 31, 2005.

2.21 "Recognized Compensation" of a Participant means the lesser of: (a) a Participant's base annual salary paid during a Plan Year plus the annual bonus paid to the Participant during such Plan Year and (b) the Recognized Compensation Cap for the Plan Year. With respect to the first Plan Year, a Participant's Recognized Compensation shall be his or her annual salary payable for 2005 plus the annual bonus, if any, to which such Participant was paid during 2005. Notwithstanding anything to the contrary in this definition of Recognized Compensation: (a) no amount earned or paid as a result of an "earn-out" or similar arrangement entered into by the Company in the connection with the Company's acquisition of any business, business entity or assets, whether by way of asset purchase, equity purchase, merger or otherwise, shall be included in any Participant's Recognized Compensation. The "Recognized Compensation Cap" for the Plan Year ending December 31, 2005 shall be $1,200,000. For each Plan Year ending after December 31, 2005, the Recognized Compensation Cap shall be increased by 4% on a cumulative basis.

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2.22 "Target Gross Investment Return" means the projected investment return on assets used by the Company to informally fund the Plan, without reduction for cost of insurance, separate account fees and charges, or mortality and expense charges, and including mortality gains not distributed as survivor benefits to Participants or their beneficiaries. The Target Gross Investment Return is 8%.

2.23 "Target Retirement Benefit" means the annual target retirement benefit for each Participant calculated pursuant to Section 5.1.

2.24 "Year of Future Service" means a Year of Service completed after an individual became a Participant in the Plan.

2.25 "Year of Prior Service" means a Year of Service completed before an individual became a Participant in the Plan.

2.26 "Year of Service" means a period of twelve consecutive months during which a Participant is employed by the Company. Unless otherwise provided in his or her Plan Participation Agreement, in determining a Participant's Years of Service, he or she shall receive credit for service from and after his or her most recent employment commencement date.

SECTION 3 - PLAN ADMINISTRATION
3.1 POWERS AND DUTIES OF THE ADMINISTRATOR. The Board shall appoint the Plan Administrator, who shall administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

         (a) The discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

         (b) To compute and make determinations with respect to the amount of benefits to which any Participant shall be entitled hereunder;

         (c) To authorize and make nondiscretionary or otherwise directed disbursements to Participants;

         (d) To maintain all necessary records for the administration of the Plan;

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         (e) To interpret the provisions of the Plan and to make and publish such rules for the regulation of the Plan as are consistent with the terms hereof;

         (f) To prepare and implement a procedure to notify employees that they have been selected as eligible to participate in the Plan;

         (g) To assist any Participant regarding his rights, benefits, or elections available under the Plan.

The Company and the Employer shall indemnify, hold harmless and defend the Administrator from any liability which the Administrator may incur in connection with the performance of his or her duties in connection with this Plan, so long as the Administrator was acting in good faith and within what the Administrator reasonably understood to be the scope of his or her duties.

3.2 RECORDS AND REPORTS. The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Employer, Participants and Beneficiaries.

3.3 PARTICIPANT STATEMENT. The Administrator shall provide each Participant each Plan Year a statement indicating that Participant's current and projected retirement benefit under the Plan.

3.4 INFORMATION FROM EMPLOYER. To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the compensation of all Participants, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

3.5 CLAIMS PROCEDURE. Claims for benefits under the Plan may be filed with the Administrator on forms supplied by the Employer. Written or electronic notice of the disposition of a claim shall be furnished to the claimant within 90 days after the claim is filed. If additional time (up to 90 days) is required by the Administrator to process the claim, written notice shall be provided to the claimant within the initial 90 day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render a determination.

In the event the claim is denied in whole or in part, the notice shall set forth in language calculated to be understood by the claimant (i) the specific reason or reasons for the denial, (ii) specific reference to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (iv) a description of the Plan's review procedures and the time limits applicable to such procedures, including a statement of the claimant's right, if any, to bring a civil action under section 502(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), following an adverse benefit determination on review.

3.6 CLAIMS REVIEW PROCEDURE. Any Employee, former Employee, or Beneficiary who has been denied a benefit by a decision of the Administrator pursuant to Section
3.5 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in
Section 3.5. The claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant shall have an opportunity to submit comments, documents, records and other information relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination.

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The Administrator shall make a final decision as to the allowance of the claim within 60 days of receipt of the appeal (unless there has been an extension due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant in writing within the 60 day period), and a decision shall be rendered as soon as possible but not later than 120 days after receipt of the request for review; provided, however, in the event the claimant fails to submit information necessary to make a benefit determination on review, such period shall be tolled from the date on which the extension notice is sent to the claimant until the date on which the claimant responds to the request for additional information. The decision on review shall be written or electronic and, in the case of an adverse determination, shall include specific reasons for the decision, in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based. The decision on review shall also include (i) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits, and (ii) a statement describing any voluntary appeal procedures offered by the Plan, and a statement of the claimant's right, if any, to bring an action under Section 502(a) of ERISA and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

SECTION 4 - ELIGIBILITY AND PARTICIPATION
4.1 ELIGIBILITY. The Board, in its sole discretion, shall select the Employees of the Company who are eligible to become Participants and shall determine whether the Participant shall be classified as a Tier 1 or Tier 2 Participant.

4.2 PARTICIPATION. The Board or its designee shall notify those Employees selected for participation in the Plan and the level of benefits to which the Employee is entitled under this Plan. An eligible Employee becomes a Participant in the Plan upon the execution and delivery by him or her and the Company of a Plan Participation Agreement.

SECTION 5 - RETIREMENT BENEFIT
5.1 ADJUSTED TARGET RETIREMENT BENEFIT. If a Participant is employed by the Company until his or her Normal Retirement Date, such Participant may retire and receive his or her Adjusted Target Retirement Benefit, determined as set forth below in this Section 5.1, and subject to adjustment to take into account the 5-year moving average of Actual Gross Investment Return, also as set forth below in this Section 5.1; provided, however, that commencement of payment of the Participant's benefit under this Section 5.1 may not commence until 60 days after the date the Participant furnishes notice to the Committee of his or her intent to retire, and subject to any additional delay as may be required pursuant to Section 5.9 of the Plan:

         Tier 1 Participants The annual Target Retirement Benefit for a Tier 1 Participant shall be an amount equal to .50% for each Year of Prior Service (to a maximum of 20 Years of Prior Service) plus 1% for each Year of Future Service, multiplied by the Participant's High Average Recognized Compensation.

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         Tier 2 Participants The annual Target Retirement Benefit for a Tier 2
         Participant shall be an amount equal to .50% for each Year of Prior Service (to a maximum of 20 Years of Prior Service) plus .75% for each Year of Future Service, multiplied by the Participant's High Average Recognized Compensation.

A Participant's Adjusted Target Retirement Benefit for benefits to be paid in a Plan Year (or any portion thereof) shall be determined by adjusting the Participant's Target Retirement Benefit to reflect any difference between (1) the 5-year moving average at the beginning of such Plan Year of the annual Actual Gross Investment Return and (2) the Target Gross Investment Return of 8%.

For example, if a Participant's annual Target Retirement Benefit is $100,000 and at the beginning of Plan Year 1 the 5-year moving average of the annual Actual Gross Investment Return is 9%, the Adjusted Target Retirement Benefit for Plan Year 1 would be $112,500 (9% is 112.5% of 8%. 112.5% of $100,000 is $112,500.)
If at the beginning of Plan Year 2 the 5-year moving average of the annual Actual Gross Investment Return is 7.5%, the Adjusted Target Retirement Benefit for Plan Year 2 would be $93,750 (7.5% is 93.75% of 8%. 93.75% of $100,000 is
$93,750.)

5.2 PAYMENT OF RETIREMENT BENEFIT. The Adjusted Target Retirement Benefit as determined for each Plan Year shall be payable in equal monthly installments commencing on the first day of the month following the Participant's actual retirement and continuing for the remainder of the Participant's life.

5.3 EARLY RETIREMENT BENEFIT. If a Participant is employed by the Company until his or her Early Retirement Date, and, if in the calendar year prior to the desired commencement of retirement, such Participant has submitted to the Board a written request to retire, which request has been approved by the Committee, he or she shall be entitled to receive as an annual Early Retirement Benefit an amount (1) calculated as if Participant's Early Retirement Date was in fact Participant's Normal Retirement Date and (2) actuarially reduced so that such Early Retirement Benefit is the Actuarial Equivalent of his or her normal retirement benefit, taking into account commencement of such benefit before reaching age 65. This Early Retirement Benefit shall, if approved by the Committee, be payable in equal monthly installments commencing on the first day of the month following the Participant's actual retirement and continuing for the remainder of the Participant's life.

5.4 DEATH AFTER RETIREMENT. If a Participant should die after retirement and prior to the completion of one hundred twenty (120) monthly payments, such monthly payments shall be continued to the Participant's Beneficiary until the completion of a combined total of one hundred twenty (120) monthly payments.

5.5 ALTERNATE FORM OF PAYMENT. The Company may, in its sole and absolute discretion, approve a retiring Participant's request of an alternate form of payment of the benefit; provided, however, that any such alternate form of payment shall be subject to Section 5.9 hereof (requiring compliance with Code
Section 409A) and shall be the Actuarial Equivalent of the benefit otherwise payable hereunder.



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5.6 DEATH WHILE EMPLOYED AFTER NORMAL RETIREMENT DATE. A Participant whose employment with the Company continues after his or her Normal Retirement Date and who dies while so employed shall be deemed to have retired immediately prior to such Participant's death.

5.7 FORFEITURE OF BENEFITS. If a Participant terminates employment with the Company prior to attaining his or her Normal Retirement Date, other than by reason of Early Retirement, death or Disability, such Participant shall not be entitled to any benefits under this Plan.

5.8 WITHHOLDING TAXES Employer shall deduct from any payment of benefits the amount of any federal, state or local income or employment taxes required to be withheld or paid with respect to the distribution.

5.9 COMPLIANCE WITH CODE SECTION 409A. Notwithstanding anything contained herein to the contrary, no distribution of benefits shall be made to any Participant if such distribution would violate the provisions of Code Section 409A(a)(2). Distribution of a Participant's Account may, therefore, be delayed until such time as the distribution is permissible under Code Section 409A. Such a delay in distribution may, for example, be required with respect to a distribution to a Participant who is a "specified employee" (as that term is used for purposes of Code Section 409A(a)(2)(B)(i)) by reason of such Participant's separation from service, so that distribution does not occur before the date which is six months after the date of such Participant's separation from service. Any amounts distributed on a deferred basis shall then be paid with interest calculated using the interest or discount rate generally in use for purposes of determining Actuarial Equivalent values under the Plan. Distribution that may otherwise be permitted under the Plan by reason of a Participant's Disability may not be permitted by reason of the application of this Section 5.9 if the Participant's Disability is not attributable to a condition that would cause such Participant to be considered "disabled" as that term is defined in Code Section 409A(2)(C).

SECTION 6 - PRE-RETIREMENT SURVIVOR BENEFIT
6.1 PRE-RETIREMENT SURVIVOR BENEFIT. If a Participant dies while employed by the Company, the Company shall pay to the deceased Participant's Beneficiary, as a survivor benefit, an amount equal to (1) one hundred percent (100%) of the Participant's Recognized Compensation at date of death for one year, and (2) fifty percent (50%) of the Participant's Recognized Compensation at date of death for each of the following four (4) years. This Survivor Benefit shall be payable in monthly installments commencing on the first day of the month following the Participant's death. Benefits under this Section 6.1 shall not be payable to a Participant qualifying under Section 5.6.

SECTION 7 - DISABILITY BENEFIT AND AUTHORIZED LEAVE OF ABSENCE
7.1 DISABILITY BENEFIT. Notwithstanding anything to the contrary herein, if a Participant's employment with the Company is terminated prior to attaining his or her Normal Retirement Date as a result of the Participant's Disability, then, for purposes of this Plan, it shall be deemed that the Participant has remained in the employ of the Company until the earliest to occur of: (a) the Participant's death; (b) the Participant's attaining age 65; or (c) the cessation of the Participant's Disability and the failure of the Participant to return to active employment with the Company within a reasonable time after recovery from the Disability. Notwithstanding anything to the contrary herein, if a Participant's Disability does not cause such Participant to qualify as "disabled" for purposes of Code Section 409A(a)(2)(A)(ii) and (C), distribution of Disability Benefits hereunder shall be delayed to the extent necessary to avoid a violation of the six month waiting period required for distributions to certain "specified employees" pursuant to Code Section409A(a)(2)(B)(i), at which point any deferred distributions shall be paid to the Participant with interest calculated using the interest or discount rate generally in use for purposes of determining Actuarial Equivalent values under the Plan.



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7.2 AUTHORIZED LEAVE OF ABSENCE. A Participant's employment with the Company shall not be deemed to have terminated for purposes of this Plan during any authorized leave of absence except to the extent otherwise required to be treated as a termination of employment for purposes of Code Section 409A.

SECTION 8 - COMPANY-OWNED LIFE INSURANCE ("COLI")
8.1 COMPANY OWNS ALL RIGHTS. In the event that, in its discretion, the Company purchases a life insurance policy or policies insuring the life of any Participant to allow the Company to informally finance and/or recover, in whole or in part, the cost of providing the benefits hereunder, neither the Participant nor any Beneficiary shall have any rights whatsoever therein. The Company shall be the sole owner and beneficiary of any such policy or policies and shall possess and may exercise all incidents of ownership therein, except in the event of the establishment of and transfer of said policy or policies to a trust by the Company as described in Section 12 hereof.

8.2 PARTICIPANT COOPERATION. If the Company decides to purchase a life insurance policy or policies on any Participant, the Company will so notify such Participant. Such Participant shall consent to being insured for the benefit of the Company and shall take whatever actions may be necessary to enable the Company to timely apply for and acquire such life insurance and to fulfill the requirements of the insurance carrier relative to the issuance thereof as a condition of eligibility to participate in the Plan.

8.3 PARTICIPANT MISREPRESENTATION. If: (a) any Participant is required by this Plan to submit information to any insurance carrier; and (b) the Participant makes a material misrepresentation in any application for such insurance; and
(c) as a result of that material misrepresentation the insurance carrier is not required to pay all or any part of the proceeds provided under that insurance, then the Participant's (or the Participant's Beneficiary's) rights to any benefits under this Plan may be, at the sole discretion of the Board, reduced to the extent of any reduction of proceeds that is paid by the insurance carrier because of such material misrepresentation.

8.4 SUICIDE. Notwithstanding any other term or provision of the Plan or the Plan Participation Agreement, if a Participant dies by reason of suicide and if the Company's receipt of insurance proceeds is as a result reduced, then the Participant's (or the Participant's Beneficiary's) rights to any benefits under this Plan may be, at the sole discretion of the Board, reduced to the extent of any reduction of proceeds that is paid by the insurance carrier.

SECTION 9 - ADMINISTRATOR
9.1 RESIGNATION. The Administrator may resign at any time by written notice to the Board, which shall be effective thirty (30) days after receipt of such notice unless the Administrator and the Board agree otherwise.

9.2 REMOVAL. The Administrator may be removed by the Board on thirty (30) days notice or upon shorter notice accepted by the Administrator.



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9.3 APPOINTMENT OF SUCCESSOR. If the Administrator resigns or is removed, a successor shall be appointed, in accordance with Section 9.4, by the effective date of resignation or removal under this Section 9. If no such appointment has been made, the Administrator may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Administrator in connection with the proceeding shall be allowed as administrative expenses of the Company.

9.4 SUCCESSOR ADMINISTRATOR. If the Administrator resigns or is removed in accordance with Section 9.1 or 9.2, the Board may appoint any third party as successor Administrator. The appointment shall be effective when accepted in writing by the new Administrator. The new Administrator shall have all of the rights and powers of the former Administrator.

SECTION 10- AMENDMENT AND TERMINATION
10.1 AMENDMENT. The Employer shall have the right at any time to amend or terminate this Plan. However, no amendment shall be effective so as to reduce the amount of any Participant's Accrued Benefit, or to delay the payment of any amount to a Participant beyond the time that such amount would be payable without regard to such amendment.

10.2 CESSATION OF ACCRUAL OF BENEFITS. The Company shall have the right at any time to notify the Participants that benefits will no longer accrue under the Plan. Upon any such notice, retirement benefits payable to a Participant shall be based on the Participant's Accrued Benefit at the date of the notice referred to in the preceding sentence.

10.3 TERMINATION. The Company shall have the right to terminate the Plan and distribute as a lump sum payment to each Participant an amount that constitutes the Actuarial Equivalent of the Participants Accrued Benefit calculated as of the date the Plan is terminated; provided, however, that any such termination of the Plan shall be implemented in a manner that complies with Code Section 409A. Participants understand that in the event the Plan is terminated, the Participants may receive a distribution of their Accrued Benefit at a date that is earlier than would have been the case had the termination of the Plan not occurred, and the distribution may be made in a form that differs from the form of distribution that would have been in effect if the Plan had not been terminated.

SECTION 11 -MISCELLANEOUS
11.1 NONALIENATION OF BENEFITS. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit under this Plan or any Plan Participation Agreement shall be void. No such right or benefit shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled thereto. No amount of the benefit will, prior to payment, be subject to garnishment, attachment, execution or levy of any kind, and will not be transferable by operation of law in the event of the bankruptcy, insolvency or death of the employee. If a Participant or any Beneficiary hereunder shall become bankrupt, or attempt to anticipate, alienate, sell assign, pledge, encumber, or charge any right hereunder, then such right or benefit shall, in the discretion of the Board, cease and terminate, and in such event, the Board may hold or apply the same or any part thereof for the benefit of the Participant or his or her Beneficiary, spouse, children, or other dependents, or any of them in such manner and in such amounts and proportions as the Board may deem proper.



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

11.2 UNSECURED LIABILITY. The obligation of the Company to make payments hereunder to a Participant shall constitute an unsecured liability of the Company. Such payments shall be made from the general funds of the Company and the Company shall not be required to establish or maintain any special or separate fund, to purchase or acquire life insurance on a Participant's life, or otherwise to segregate assets to assure that such payments shall be made. Neither a Participant nor any other person shall have any interest in any particular asset of the Company by reason of its obligations hereunder and the right of any of them to receive payments under this Plan shall be no greater than the right of any other unsecured general creditor of the Company. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Company and a Participant or any other person.

11.3 NO CONTRACT OF EMPLOYMENT This Plan shall not be deemed to constitute a contract between the Company and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge may have upon him or her as a Participant of this Plan.

11.4 DESIGNATION OF BENEFICIARY. Each Participant shall file with the Company a notice in writing, in a form acceptable to the Board, designating one or more Beneficiaries to whom payments becoming due by reason of or after his or her death shall be made. Participants shall have the right to change the Beneficiary or Beneficiaries so designated from time to time; provided, however, that no such change shall become effective until received in writing and acknowledged by the Company.

11.5 PAYMENT TO INCOMPETENTS. The Company shall make the payments provided herein directly to the Participant or Beneficiary entitled thereto or, if such Participant or Beneficiary has been determined by a court of competent jurisdiction to be mentally or physically incompetent, then payment shall be made to the duly appointed guardian, committee or other authorized representative of such Participant or Beneficiary. The Company shall have the right to make payment directly to a Participant or Beneficiary until it has received actual notice of the physical or mental incapacity of such Participant or Beneficiary and actual notice of the appointment of a duly authorized representative of his or her estate. Any payment to or for the benefit of a Participant or Beneficiary shall be a complete discharge of all liability of the Company therefore.

11.6 INTERPRETATION. The interpretation and construction of the Plan by the Administrator, and any action taken hereunder, shall be binding and conclusive upon all parties in interest. The Administrator shall not be liable to any person for any action taken or omitted to be taken in connection with the interpretation, construction or administration of the Plan, so long as such action or omission be made in good faith.

11.7 AUTHORITY TO APPOINT A COMMITTEE. The Board, within its discretion, shall have the authority to appoint a Committee of one (1) or more of its members, which shall have authority over the Plan in lieu of the entire Board.

11.8 AUTHORITY TO ESTABLISH A TRUST. The Board shall have the right at any time to establish a trust to which the Company may transfer from time to time certain assets to be used by said trustee(s) to satisfy some or all of the Company's obligations and liabilities under the Plan. All assets held by such trust shall be subject to the claims of the Company's creditors in the event of the Company's Insolvency (as defined herein). The Company shall be considered "Insolvent" for purposes of said trust if: (a) the Company is unable to pay its debts as they become due; or (b) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.



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11.9 PREPAYMENT. The Board may, in its sole and absolute discretion, prepay all or any part of the monthly installments remaining to be paid to a Participant or Beneficiary under this Plan. The amount of such prepayment shall equal the Actuarial Equivalent of the remaining monthly installments being prepaid, as determined by the Board in its discretion, and receipt thereof by the Participant or Beneficiary shall be in full satisfaction of those obligations of the Company under the Plan and applicable Plan Participation Agreement.

11.10 BINDING EFFECT. Obligations incurred by the Company pursuant to this Plan shall be binding upon and inure to the benefit of the Participant, his or her Beneficiaries, personal representatives, heirs, and legatees.

11.11 ENTIRE PLAN. This document and any amendments hereto contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

11.12 MERGER, CONSOLIDATION OR ACQUISITION. In the event of a merger or consolidation of the Company with another corporation or entity, or the sale or lease of all or substantially all of the Company's assets to another corporation or entity, or the acquiring by another corporation or entity of a right to elect at least thirty percent (30%) of the Board, then and in such event the obligations and responsibilities of the Company under this Plan shall be assumed by any such successor or acquiring corporation or entity, and all of the rights, privileges and benefits of the Participants hereunder shall continue.

11.13 SPECIAL PROVISIONS ON THE OCCURRENCE OF A CHANGE OF CONTROL. In the event there is a Change of Control, the following provisions shall apply not withstanding anything to the contrary set forth in the Plan:

         (a) Each Participant shall be fully vested in his or her Accrued Benefit under the Plan;

         (b) Each Participant shall be eligible to retire and receive an Early Retirement Benefit at the time such Participant is credited with five
         (5) years of participation in the Plan and has attained age 55, as provided under Section 5.3, but no requirement that the Committee approve the Participant's request for an Early Retirement Benefit shall apply; and

         (c) The Company shall establish a grantor trust (the "Rabbi Trust") using a trust agreement that is substantially in the form published by the IRS as a model trust agreement in Revenue Procedure 92-64, containing provisions requiring the trustee to use the assets of such trust to pay Participants' benefits under the Plan, except as otherwise required in the event of the Company's bankruptcy or insolvency, and shall transfer to the Rabbi Trust any and all life insurance policies acquired in connection with the Plan (as generally described in Section 8, above), and shall further contribute such additional funds to the Rabbi Trust if necessary so that the assets of the Rabbi Trust may be certified by an enrolled actuary who has satisfied the qualifications set forth in the regulations of the Joint Board for the Enrollment of Actuaries and who has been approved by the Joint Board to perform actuarial services under the Employee Retirement Income Security Act of 1974, as amended (or an actuary having comparable qualifications) as being sufficient to pay all of the benefits accrued under the Plan as of such date using reasonable actuarial assumptions.



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SECTION 12 - CONSTRUCTION
12.1 CONSTRUCTION OF THIS PLAN This Plan shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania, other than its laws respecting choice of law.

12.2 GENDER AND NUMBER. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular shall include the plural, unless the context clearly indicates to the contrary.

12.3 HEADINGS. All headings used in this Plan are for convenience of reference only and are not part of the substance of this Plan.

12.4 ENFORCEABILITY. If any term or condition of this Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, and such term or condition except to such extent or in such application, shall not be affected thereby, and each and every term and condition of the Plan shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

12.5 UNIFORMITY All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any summaries or other descriptions of this Plan, the Plan provisions shall control.

IN WITNESS WHEREOF, this Plan, having been duly approved and adopted by Orleans Homebuilders, Inc., is executed by a duly authorized officer of the Company.

                                         Orleans Homebuilders, Inc.

                                         By: Benjamin D. Goldman
                                             -----------------------------------
                                             Benjamin D. Goldman, Vice Chairman

Attest:

Lawrence J. Dugan
----------------------------
Lawrence J. Dugan, Secretary




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